                                                                    EXHIBIT 99.1

                           MORGAN STANLEY DEAN WITTER
                               CREDIT CORPORATION

                              Michael J. Gillespie
                               Accounting Director

                              Officer's Certificate

Pursuant to the Servicing Agreement between Morgan Stanley Dean Witter Credit Corporation, formerly known as NOVUS Financial Corporation, as seller and servicer (referred to herein in such capacity as the "Servicer"), and Sequoia Mortgage Trust 6, 7, 8, 9, 11, 12; 2003-1, 2, 3, 4, 5, 6, 7, 8; 2004-1, 2, 3, 4,
5, 6, 7, 8, 9, 10, 11, 12, the undersigned, hereby states that:

      (1) A review of the activities of the Servicer and of its performance under the Servicing Agreement during the calendar year ended December 31, 2004 has been made under my supervision; and

      (2) To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement throughout such period.

                                        MORGAN STANLEY DEAN WITTER
                                        CREDIT CORPORATION

                                          By /s/ Douglas J. Bush
                                             -----------------------------------
                                                Douglas J. Bush

                                          Title Director

                                          Dated as of December 31, 2004

                                          By /s/ David Bianucci
                                             -----------------------------------
                                                David Bianucci

                                          Title Vice President

                                          Dated as of December 31, 2004

   2500 Lake Cook Road, 1 East, Riverwoods, Illinois 60015 Tel (224) 405-1903

CertSequoiaMortTrust6-12;2003:2004